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                                                                      Exhibit 23





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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of American Express Company (Form S-8, File Nos. 33-45584, 2-8915, 33-06350, 33-24675 and 33-37882) and in the Registration Statement of Lehman Brothers Holdings Inc. (Form S-8, File No. 33-53923), pertaining to the Lehman Brothers Holdings Inc. Tax Deferred Savings Plan (the "Plan"), of our report dated April 21, 1994, with respect to the financial statements and supplemental schedules of the Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 30, 1993


                                                                   ERNST & YOUNG


New York, New York
June 27, 1994